EXHIBIT NO. 99.1: PRESS RELEASE OF ALCAN ALUMINIUM LIMITED,
DATED AUGUST 28, 2000

    ALCAN ALUMINIUM LIMITED LAUNCHES PUBLIC EXCHANGE OFFER FOR ALL SHARES IN
                              ALUSUISSE GROUP LTD.

Montreal, Canada -- August 28, 2000 -- On August 29, 2000 Alcan Aluminium Limited (NYSE, TSE: AL) will, as planned, launch a public exchange offer for all shares in Alusuisse Group Ltd. (algroup).

Under the terms of the Combination Agreement reached between Alcan and algroup the public exchange offer provides for the issuance of 17.1 Alcan common shares in exchange for each algroup share. In addition, algroup will be making a capital repayment and paying a special dividend of CHF 90 and CHF 135 per share, respectively.

algroup's shareholders approved the capital repayment and the special dividend at a meeting held on July 17, 2000. While the capital repayment will be made regardless of the outcome of Alcan's offer, the special dividend will be conditional on more than 67% of the outstanding algroup shares being tendered in acceptance of the public exchange offer.

The public exchange offer is expected to be open from August 29 to September 25, 2000, 4:00 p.m. Central European Time (CET) during which period algroup shares can be tendered.

The principal condition to the success of the public exchange offer is the tendering in acceptance of more than 67% of the outstanding algroup shares. At such time as the public exchange offer is declared unconditional after this minimum acceptance threshold is met, an additional acceptance period of 10 trading days will follow, which will permit the tendering of any remaining algroup shares. It is anticipated that the capital repayment and the special dividend will be paid on October 13, 2000, the second business day prior to the exchange of shares under the public exchange offer.

Settlement for the algroup shares tendered during the regular offer period and the additional offer period will be on October 17, 2000. Fractions of Alcan common shares will not be issued. Instead, fractional entitlements will be distributed in cash to shareholders on October 20, 2000.

THE PUBLIC EXCHANGE OFFER PROCESS

algroup shareholders will be advised of the process for exchanging their shares. Questions concerning the acceptance of the public exchange offer should be directed to the shareholders' custodian banks or the exchange agent, UBS AG, at P.O. Box 8089, Zurich, tel: ++41 1 234 43 68, fax: ++41 1 236 14 72.

TABLE OF EVENTS

August 29, 2000                    Commencement of offer period

September 25, 2000, 4:00 p.m. CET  End of regular offer period

September 28, 2000                 Start of additional 10 trading day acceptance
                                   period

October 11, 2000, 4:00 p.m. CET    End of additional 10 trading day acceptance
                                   period

October 13, 2000                   Payment of the special dividend and capital
                                   repayment to algroup shareholders

October 17, 2000                   Settlement of the share exchange

October 20, 2000                   Settlement in cash for fractional shares

THE ALCAN-ALGROUP MERGER

The merger will result in the creation of a dynamic global leader in aluminium and specialty packaging, with combined 1999 sales and operating revenues of USD
12.4 billion and approximately 53,000 employees.

The company will:

(bullet) be one of the world's largest aluminium companies with complementary operations and technologies, with a low-cost position in primary aluminium and advanced aluminium fabrication facilities;

(bullet)  provide opportunities for future low-cost growth and expansion;

(bullet) be a global packaging supplier to the food, pharmaceutical and personal care industries;

(bullet) combine the automotive leadership positions of algroup in Europe and Alcan in North America.

In accordance with stock exchange regulations, Alcan has suspended purchases of its common shares under the Normal Course Issuer Bid announced in its press release of 15 June 2000. This suspension will remain in place during the public exchange offer period and the additional acceptance period.

Alcan is a multinational, market-driven, low-cost producer of aluminium products. With operations in over 30 countries, Alcan is one of the most international aluminium companies. It is a leading producer of primary metal and a global producer and marketer of rolled aluminium products.

THE PUBLIC EXCHANGE OFFER IS NOT BEING MADE IN THE UNITED STATES OR TO UNITED STATES PERSONS, AS DEFINED UNDER U.S. SECURITIES REGULATIONS.

Alcan Media Contact:               Marc Osborne
                                   (514) 848-1342

algroup Media Contact:             Christine Menz
                                   +41-1-386-2595

Alcan Investor Contact:            Denis O'Brien
                                   (514) 848-8368